Exhibit 107

Calculation of Filing Fee Tables

Form F-4

(Form Type)

Gamehaus Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Share			Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.0001 per share(1)	Rule 457(f)(1) and Rule 457(c)	5,303,393	(1)(2)		$10.64	(5)	$56,428,101.52		0.00014760	$8,328.79
Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.0001 per share(1)	Rule 457(f)(1) and Rule 457(c)	1,441,400	(1)(3)		$10.64	(5)	$15,336,496.00		0.00014760	$2,263.67
Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.0001 per share(1)	Rule 457(f)(2) and Rule 457(c)	50,000,000	(1)(4)	$	N/A	(6)	$29,985,311.00	(6)	0.00014760	$4,425.83
Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.0001 per share(1)	Rule 457(f)(1) and Rule 457(c)	1,725,000			$10.64	(5)	$18,354,000.00		0.00014760	$2,709.05
Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.0001 per share(1)	Rule 457(f)(1) and Rule 457(c)	307,000			$10.64	(5)	$3,266,480.00		0.00014760	$482.13
	Total Offering Amounts								$123,370,388.52			$18,209.47
	Total Fees Previously Paid											$0
	Total Fee Offsets											0
	Net Fee Due											$18,209.47

1.	All securities being registered will be issued by Gamehaus Holdings Inc., a Cayman Islands exempted company (“Pubco”). In connection with the business combination described in this registration statement and the enclosed prospectus (the “Business Combination”), among other things, (a) Gamehaus 1 Inc., a Cayman Islands exempted company and a wholly owned subsidiary of Pubco, will merge with and into Gamehaus Inc., a Cayman Islands exempted company (“Gamehaus”), with Gamehaus surviving such merger as a direct wholly owned subsidiary of Pubco (the “First Merger”); (b) in the context of the First Merger, all ordinary shares (except for the specially designated ordinary shares of Gamehaus, as defined in the proxy statement/prospectus) and preferred shares of Gamehaus (the “Gamehaus Ordinary Shares”) outstanding immediately prior to the First Merger shall be exchanged for Class A ordinary shares of Pubco (the “Pubco Class A Ordinary Shares”); (c) Gamehaus 2 Inc., a Cayman Islands exempted company and a wholly owned subsidiary of Pubco, will merge with and into Golden Star Acquisition Corporation, a Cayman Islands exempted company (“Golden Star”), with Golden Star surviving such merger as a direct wholly owned subsidiary of Pubco (the “Second Merger”); (d) in the context of such Second Merger, all ordinary shares of Golden Star (the “Golden Star Ordinary Shares”) outstanding immediately prior to the Second Merger shall be exchanged for Pubco Class A Ordinary Shares; and (f) each outstanding right of Golden Star (“Golden Star Right”) will be canceled and converted into two-tenths of one Pubco Class A Ordinary Share.
2.	Represents 5,303,393 Pubco Class A Ordinary Shares to be issued to holders of Golden Star’s public shares, assuming no redemptions of Golden Star public shares at Closing.
3.	Represents (1) 1,380,000 Pubco Class A Ordinary Shares in exchange for the cancellation of 6,900,000 Golden Star Rights held by Golden Star’s public right holders; and (2) 61,400 Pubco Class A Ordinary Shares in exchange for the cancellation of 307,000 Golden Star Rights by Golden Star’s sponsor.
4.	Represents 50,000,000 Pubco Class A Ordinary Shares to be issued as merger consideration upon the Closing to certain Gamehaus shareholders pursuant to the Business Combination Agreement.
5.	Estimated pursuant to Rule 457(c) solely for the purpose of computing the amount of the registration fee, and based on the average of the high and low prices of the Golden Star Ordinary Shares on the Nasdaq Global Market as of April 1, 2023, within five business days prior to the date of filing of this registration statement.
6	In accordance with Rule 457(f)(2) and Rule 457(c), as applicable, based on $29,985,311, the aggregate book value of Gamehaus shares computed as of the latest practicable date prior to the date of filing the registration statement.